Exhibit 4.24

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of July 28, 2014 (this “Amendment No. 1”), by and among INVENTIV HEALTH, INC., a Delaware corporation (the “Parent Borrower”), INVENTIV HOLDINGS, INC., a Delaware corporation (“Holdings”), CITIBANK, N.A., as administrative agent (“Administrative Agent”), Swing Line Lender and L/C Issuer under the Credit Agreement (as defined below), the Required Lenders, and the other Loan Parties hereto.

WHEREAS, the Borrowers, the Administrative Agent, the Guarantors party thereto from time to time, the Swing Line Lender, the L/C Issuers party thereto from time to time and the Lenders have entered into a Credit Agreement, dated as of August 16, 2013 (the “Existing Credit Agreement”) and as further amended by the amendments described herein (the “Credit Agreement”) (capitalized terms used but not otherwise defined in this Amendment No. 1 have the same meanings as specified in the Credit Agreement);

WHEREAS, the Borrowers have engaged Citigroup Global Markets, Inc. as sole lead arranger and sole bookrunner in connection with this Amendment No. 1 (the “Arranger”);

WHEREAS, the Loan Parties and Required Lenders wish to make certain amendments set forth in Section 1 below pursuant to amendments authorized by Section 10.01 of the Existing Credit Agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.	Amendments to Credit Agreement.

Effective as of the Amendment No. 1 Effective Date, the Required Lenders hereby agree as follows:

(a) The following defined terms shall be added to Section 1.01 of the Existing Credit Agreement in alphabetical order:

“Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated as of July 28, 2014.

“Amendment No. 1 Effective Date” means July 28, 2014, the date on which all conditions precedent set forth in Section 3 of Amendment No. 1 are satisfied.

“Permitted Take-Out Financing” means Indebtedness in the form of one or more series of notes of the Borrowers or any Restricted Subsidiary issued, incurred or otherwise obtained in exchange for, or to repurchase, retire or refinance, in whole or in part, any outstanding Senior Notes and to pay related fees and expenses; provided that (i) immediately after giving pro forma effect thereto (and the use of proceeds thereof), no Event of Default shall be continuing or result therefrom and (ii) such Indebtedness is not scheduled to mature prior to the date that is ninety-one days after the Latest Maturity Date at the time such Indebtedness is incurred.

“Permitted Investor Notes” means Indebtedness in the form of one or more series of notes of the Borrowers or any Restricted Subsidiary issued to Thomas H. Lee Partners, L.P., its affiliates and/or other co-investors in an amount not to exceed $51.32 million; provided that (i) immediately after giving pro forma effect thereto (and the use of proceeds thereof), no Event of Default shall be continuing or result therefrom, (ii) up to $25.0 million of such Permitted Investor Notes shall either be Permitted Take-Out Financing or a new series of notes on terms identical to the Permitted Take-Out Financing and (iii) up to $26.32 million of such Permitted Investor Notes shall either be Senior Notes or a new series of notes on terms identical to the Senior Notes.

(b) The defined term “Junior Financing” in the Existing Credit Agreement shall be replaced in its entirety with the following:

“Junior Financing” shall mean (a) the Senior Notes, (b) the Permitted Take-Out Financing, (c) the Permitted Investor Notes and (d) any future Permitted Unsecured Indebtedness that, except for purposes of compliance with Section 7.13, has an aggregate principal amount in excess of the Threshold Amount.

(c) Clause (a)(ii)(A) of the defined term “Consolidated Interest Expense” in the Existing Credit Agreement shall be replaced in its entirety with the following:

“(A) any amount not paid in cash,”

(d) Section 7.01 of the Existing Credit Agreement is hereby amended by (i) deleting the word “and” after clause (bb), (ii) replacing the period at the end of clause (cc) with the words “; and”, (iii) adding the following clause (dd) to such Section:

“(dd) Liens on the Collateral securing Permitted Take-Out Financing and, to the extent not in the form of Senior Notes or a new series of notes on terms identical to the Senior Notes, Permitted Investor Notes, in each case incurred pursuant to Section 7.03(cc); provided that such Liens are junior in priority to those securing the Obligations, the First Lien Obligations and any other Indebtedness secured by the Collateral on a pari passu basis with the Obligations or the First Lien Obligations and the trustee and/or collateral agent under the indentures securing such Indebtedness shall be subject at all times to the Second Lien Intercreditor Agreement or another intercreditor agreement in form and substance satisfactory to the Administrative Agent.”, and (iv) adding the following sentence at the end of such Section:

“The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currency will not be deemed to be an incurrence of Liens for the purpose of this covenant.”

(e) Section 7.03 of the Existing Credit Agreement is hereby amended by (i) deleting the word “and” after clause (aa), (ii) replacing the period at the end of clause (bb) with the words “; and” and (iii) adding the following clause (cc) to such Section:

“(cc) Permitted Take-Out Financing and, to the extent not in the form of Permitted Take-Out Financing or Senior Notes, any Permitted Investor Notes.

(f) Section 7.08 of the Existing Credit Agreement is hereby amended by (i) deleting the word “and” immediately before the reference to clause (m), and (ii) inserting the words “and (n) the issuance of the Permitted Investor Notes” immediately before the period at the end of such Section.

(g) Section 7.09 of the Existing Credit Agreement is hereby amended by inserting the words “the indenture governing any Permitted Take-Out Financing, the indenture governing any Permitted Investor Notes” immediately after the phrase “the Senior Notes Indenture, the Senior Secured Notes Indenture,”.

(h) Section 7.13 of the Existing Credit Agreement is hereby amended by (i) deleting the word “and” and inserting a comma immediately before the reference to clause (vii), (ii) inserting the words “and (viii) prepayments, redemptions, purchases, defeasance or other satisfaction of the Senior Notes in connection with the Permitted Take-Out Financing” immediately before the period at the end of such Section and (iii) replacing the instance of “$25,000,000” with (x) prior to the earlier of (A) the date of the Permitted Take-Out Financing and (B) August 31, 2014, $50,000,000 and (y) thereafter, $25,000,000”.

(i) Section 7.14 of the Existing Credit Agreement is hereby amended by inserting the words “, Section 7.01(dd)” immediately after the phrase “other than Liens permitted by Section 7.01(a)(i), Section 7.01(aa), Section 7.01(cc)”.

Section 2.	Representations and Warranties.

By its execution of this Amendment No. 1, the Parent Borrower and each other Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that:

(A) This Amendment No. 1 has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of each Loan Party hereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity; and

(B) The execution, delivery and performance of this Amendment No. 1 and the other documents executed in connection herewith by the Loan Parties (a) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder or member action and (b) does not and will not (A) contravene the terms of any of such Person’s Organization Documents, (B) conflict with or result in any default, breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment not permitted under the Credit Agreement to be made under (x) (1) any Junior Financing Documentation or (2) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (C) violate any Law; except with respect to any conflict, default, breach, contravention, payment or violation referred to in clause (B) or clause (C), to the extent that such conflict, breach, contravention, payment or violation could not reasonably be expected to have a Material Adverse Effect.

Section 3.	Conditions to Effectiveness.

This Amendment No. 1 shall become effective on the date on which each of the following conditions is satisfied (such date, the “Amendment No. 1 Effective Date”):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified:

(1) executed counterparts of this Amendment No. 1 by a Responsible Officer of each Loan Party;

(2) executed counterparts of the Holdings Pledge (as defined in the Security Agreement) by a Responsible Officer of Holdings; and

(3) a certificate signed by a Responsible Officer of the Parent Borrower certifying as to the satisfaction of the conditions to borrowing set forth in clauses (a), (b) and (d) of Section 4.02 of the Credit Agreement, with this Amendment No. 1 deemed a Credit Extension solely for the purposes of such Section; and

(b) The Administrative Agent shall have received executed counterparts of this Amendment No. 1 by the Required Lenders.

(c) All fees and expenses due to the Administrative Agent, the Arranger and the Lenders required to be paid on the Amendment No. 1 Effective Date shall have been paid, including a consent fee paid to the Arranger for the account of each Lender that executes this Amendment No. 1 in an amount equal to 0.05% of such Lender’s Commitment.

The Administrative Agent shall notify the Parent Borrower and the Lenders of the Amendment No. 1 Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendments effected hereby shall not become effective if each of the conditions set forth or referred to in this Section 3 has not been satisfied at or prior to 5 p.m., New York City time, on July 29, 2014.

Section 4.	Expenses.

The Parent Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Amendment No. 1, including the reasonable fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Administrative Agent, in each case in accordance with Section 10.04 of the Credit Agreement.

Section 5.	Counterparts.

This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.	Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Section 10.16 and 10.17 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 7.	Headings.

The headings of this Amendment No. 1 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.	Effect of Amendment.

Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 9.	Acknowledgments.

(a) Each Loan Party hereby expressly acknowledges the terms of this Amendment No. 1 and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment No. 1 and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Guaranty and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents.

(b) Holdings hereby expressly acknowledges the terms of this Amendment No. 1 and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment No. 1 and the transactions contemplated hereby and (ii) its pledge of the Collateral (as defined in the Holdings Pledge) as security for the payment or performance, as the case may be, in full of the Obligations pursuant to the Holdings Pledge.

Section 10.	Liens Unimpaired.

After giving effect to this Amendment No. 1, neither the modification of the Credit Agreement effected pursuant to this Amendment No. 1 nor the execution, delivery, performance or effectiveness of this Amendment No. 1:

(a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

Section 11.	Second Lien Intercreditor Agreement.

(a) Each Lender hereby authorizes and directs the Administrative Agent to enter into the Second Lien Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, with such changes as are necessary or desirable to reflect the Permitted Take-Out Financing and, if applicable, the Permitted Investor Notes contemplated by this Amendment No. 1.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

INVENTIV HOLDINGS, INC.,
as Holdings

By:	/s/ Eric Sherbet
	Name:	Eric Sherbet
	Title:	General Counsel and Secretary

INVENTIV HEALTH, INC., as Parent Borrower

By:	/s/ Eric Sherbet
	Name:	Eric Sherbet
	Title:	General Counsel and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 1]

ADDISON WHITNEY LLC
CHANDLER CHICCO COMPANIES LLC
IGNITE HEALTH LLC
INVENTIV ADVANCE INSIGHTS, INC.
INVENTIV COMMUNICATIONS, INC.
INVENTIV MEDICAL MANAGEMENT LLC
IVH LOGISTICS SOLUTIONS, LLC
IVH RESEARCH ASSOCIATES, INC.
INVENTIV HEALTH CLINICAL, INC.
INVENTIV CLINICAL, LLC
INVENTIV HEALTH CLINICAL LAB, INC.
INVENTIV HEALTH CLINICAL, LLC
INVENTIV HEALTH CLINICAL SRS, LLC
INVENTIV PATIENT ACCESS SOLUTIONS, LLC
PATIENT MARKETING GROUP, LLC
PDGI HOLDCO, INC.
PHARMA HOLDINGS, INC.
PHARMANET FAR, LLC
PHARMANET RESOURCE SOLUTIONS, LLC
PHARMASOFT, LLC
SOUTH FLORIDA KINETICS, INC.
VENTIV COMMERCIAL SERVICES, LLC, as Co-Borrowers and Guarantors

By:	/s/ Eric Sherbet
	Name:	Eric Sherbet
	Title:	Vice President and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 1]

ADHERIS, INC.
ADHERIS, LLC
ALLIDURA COMMUNICATIONS LLC
AXCELO MSL SOLUTIONS, LLC
BIOSECTOR 2 LLC
BLUE DIESEL, LLC
BRANDTECTONICS, L.L.C.
CADENT MEDICAL COMMUNICATIONS, LLC
CAMPBELL ALLIANCE GROUP, INC.
CAMPBELL ALLIANCE, LTD.
CHAMBERLAIN COMMUNICATIONS GROUP LLC
CHANDLER CHICCO AGENCY, L.L.C.
CHANDLER CHICCO PRODUCTIONS LLC
ENCUITY RESEARCH, LLC
GERBIG, SNELL/WEISHEIMER ADVERTISING, LLC
INCHORD HOLDING CORPORATION
INTERPHAZ BIOCONSULTING, LLC
INVENTIV DIGITAL + INNOVATION, LLC
INVENTIV HEALTH CLINICAL SRE, LLC
INVENTIV HEALTH CLINICAL STAFFING SERVICES, LLC
INVENTIV MEDICAL COMMUNICATIONS, LLC
LITMUS MEDICAL MARKETING SERVICES LLC
MEDCONFERENCE LLC
NAVICOR GROUP, LLC
PALIO + IGNITE, LLC
PARAGONRX INTERNATIONAL LLC
PHARMACEUTICAL INSTITUTE, INC.
PNET US, LLC
RAVEN HOLDCO LLC
THE CENTER FOR BIOMEDICAL CONTINUING
EDUCATION, LLC
THE SELVA GROUP, LLC, as Guarantors

By:	/s/ Eric Sherbet
Name:	Eric Sherbet
Title:	Vice President and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 1]

CITIBANK, N.A., individually as Administrative Agent, L/C Issuer, Swing Line Lender and a Lender

By:		/s/ Justin McMahan

	Name:	Justin McMahan
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1]

BLUE RIDGE INVESTMENTS, L.L.C.,
as a Lender

By:	/s/ Michael P. Lange
Name:	Michael P. Lange
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1]

JEFFERIES FINANCE LLC,
as a Lender

By:	/s/ Brian Buoye
Name:	Brian Buoye
Title:	Managing Director

JFIN Revolver CLO LTD, as Portfolio Manager

By:	/s/ Brian Buoye
Name:	Brian Buoye
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ CHRISTOPHER DAY
Name:	CHRISTOPHER DAY
Title:	AUTHORIZED SIGNATORY

By:	/s/ WHITNEY GASTON
Name:	WHITNEY GASTON
Title:	AUTHORIZED SIGNATORY

[SIGNATURE PAGE TO AMENDMENT NO. 1]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 1]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Trent J. Brendon
Name:	Trent J. Brendon
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1]